UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 17, 2007

Date of Report (Date of earliest event reported)

Chemokine Therapeutics, Inc.

(Exact name of Company as specified in its charter)

Delaware 000-51080 33-0921251
(State or other jurisdiction (Commission (I.R.S. Employer
of incorporation) File Number) Identification No.)

6190 Agronomy Road, Suite 405

University of British Columbia

Vancouver, British Columbia, V6T 1Z3

(Address of Principal Executive Offices and Zip Code)

                 (604) 822-0301

(Company’s telephone number, including area code)

                              N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2007, Chemokine Therapeutics Corp. entered into a third amendment (the “Third Amendment”) to its license agreement with the University of British Columbia (“UBC”), dated September 22, 1999, and amended April 12, 2005 and January 29, 2007.  Under the terms of our license agreement with UBC, we were required to meet milestones and make milestone payments with respect to certain of our technology (CTCE-9908 or CTCE-0214).  The Third Amendment amended these milestone obligations. The Third Amendment also amended certain of the confidentiality provisions, our obligations to commercialize the technology, and termination rights by UBC, as well as other provisions under the license agreement.

A copy of the Third Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing summary of certain material terms of the Third Agreement is not intended to be complete and is qualified in its entirety by reference to the Third Amendment filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Third Amendment to License Agreement with University of British Columbia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOKINE THERAPEUTICS CORP.

By:  /s/ Bashir Jaffer

Bashir Jaffer

Chief Financial Officer

Dated: May 21, 2007

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